EXHIBIT 10.11c


                                THIRD AMENDMENT TO
                               EMPLOYMENT AGREEMENT


         This THIRD AMENDMENT, made as of the 1st day of June, 2001, to the Employment Agreement, made as of the 1st day of March, 1997, and amended as of December 13, 1999 and July 20, 2000, (the "Agreement") between THE UNITED ILLUMINATING COMPANY, a Connecticut corporation (the "Company") and CHARLES J. PEPE, an individual (the "Executive"),

                             WITNESSETH THAT:

         (1) The Company and the Executive hereby agree to amend the Agreement as set forth in sections (2) and (3) below:

         (2)  By deleting the final sentence of Section (4)(b) in its entirety.

         (3) By inserting, following the second sentence of Section (4)(f), the following sentence: "For purposes of this Agreement, Total Compensation is defined as the sum of the Executive's Base Salary and any amount paid or payable to the Executive pursuant to the Company's annual Executive Incentive Compensation Program."

         (4) All the terms and conditions of the Agreement, as amended hereby are and shall remain in full force and effect.

         (5) This Third Amendment to the Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the day and year first above written.

THE UNITED ILLUMINATING COMPANY



By       /s/ Anthony J. Vallillo
         -----------------------
         President and                       ATTEST:
         Chief Operating Officer

                                                     /s/ Susan E. Allen
                                                     ------------------------
                                                     Corporate Secretary
         /s/ Charles J. Pepe
         -----------------------
         Charles J. Pepe